UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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LAKES ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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130 Cheshire Lane
Minnetonka, Minnesota 55305

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 5, 2013

To the Shareholders of Lakes Entertainment, Inc.:

Please take notice that our Board of Directors has called the annual meeting of shareholders of Lakes Entertainment, Inc. (“Annual Meeting”) to be held at the Rocky Gap Casino Resort, 16701 Lakeview Rd. NE, Flintstone, Maryland 21530 at 3:00 p.m. local time on June 5, 2013, or at any adjournment or postponements of the Annual Meeting, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of five directors to our Board of Directors;

2.	A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the attached proxy statement;

3.	A non-binding advisory vote on the frequency of an advisory vote on executive compensation;

4.	The ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the 2013 fiscal year; and

5.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Pursuant to due action of our Board of Directors, shareholders of record on April 10, 2013, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting.

By Order of the Board of Directors

Timothy J. Cope, President, Chief Financial Officer, and Treasurer

April 23, 2013

IMPORTANT NOTICE

PLEASE VOTE BY TELEPHONE OR INTERNET, OR, IF YOU RECEIVED PAPER COPIES OF
OUR PROXY MATERIALS, YOU CAN ALSO MARK, DATE, SIGN AND PROMPTLY MAIL THE
ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE SO THAT YOUR
SHARES WILL BE REPRESENTED AT THE MEETING. WHEN YOU SUBMIT YOUR VOTE,
PLEASE ALSO INDICATE WHETHER YOU ARE PLANNING TO ATTEND THE
MEETING.

LAKES ENTERTAINMENT, INC.
130 Cheshire Lane
Minnetonka, Minnesota 55305

PROXY STATEMENT

Annual Meeting of Shareholders to be Held
June 5, 2013

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Lakes Entertainment, Inc. (“Lakes” or the “Company”) to be used at our annual meeting of shareholders (“Annual Meeting”) to be held at the Rocky Gap Casino Resort, 16701 Lakeview Rd. NE, Flintstone, Maryland 21530 at 3:00 p.m. local time on Wednesday, June 5, 2013, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of five directors to our Board of Directors;

2.	A non-binding advisory vote to approve the compensation of our named executive officers disclosed in the “Executive Compensation” section of this proxy statement (“Say on Pay Proposal”);

3.	A non-binding advisory vote on the frequency of an advisory vote on executive compensation (“Say on Frequency Proposal”);

4.	The ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, as our independent registered public accounting firm for the 2013 fiscal year; and

5.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The approximate date on which we first sent this proxy statement and the accompanying proxy to our shareholders was April 23, 2013.

PROXIES AND VOTING

Only shareholders of record at the close of business on April 10, 2013 (“Record Date”) for the Annual Meeting will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements of the Annual Meeting. There were 26,440,936 shares of our common stock outstanding on the Record Date, which is the only class of our capital stock entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent to most of our shareholders the Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2012 Annual Report online. Shareholders who have received the Notice will not be sent a printed copy of our proxy materials in the mail, unless they request to receive one.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 5, 2013: This Proxy Statement and our 2012 Annual Report are available at www.lakesentertainment.com/proxy.

To vote your shares, please follow the instructions on the Notice you received for our Annual Meeting of Shareholders. If you received paper copies of our proxy materials, we have enclosed a proxy card for you to use to vote your shares. In order to register your vote, complete, date and sign the proxy card and return it in the enclosed envelope or vote your proxy by telephone or Internet in accordance with the voting instructions on the proxy card.

Each proxy returned to the Company will be voted in accordance with the instructions indicated on the proxy. If no instructions are indicated on the proxy, it will be voted in favor of the proposals set forth in this proxy statement. For Proposal One, the five nominees who receive the highest number of affirmative votes will be elected as directors. Proposal Four requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting. The votes on the Say on Pay Proposal (Proposal Two) and the Say on Frequency Proposal (Proposal Three) are non-binding advisory votes.  The Board of Directors will consider our executive compensation to have been approved by shareholders if the Say on Pay Proposal receives more votes “For” than “Against”.  The Board of Directors will consider shareholders to have selected the Say on Frequency that receives the greatest number of votes.  Each shareholder who signs and returns a proxy in the form enclosed with this proxy statement has the unconditional right to revoke the proxy at any time prior to its use at the Annual Meeting. A shareholder can change his or her proxy or vote in one of three ways: (1) send a signed notice of revocation to our Secretary to revoke the previously given proxy; (2) send a completed proxy card bearing a later date than the previously given proxy to our Secretary indicating the change in your vote; or (3) attend the Annual Meeting and vote in person, which will automatically cancel any proxy previously given, or the shareholder may revoke his or her proxy in person, but a shareholder’s attendance alone at the Annual Meeting will not revoke any proxy that the shareholder has previously given. If a shareholder chooses either of the first two methods, the shareholder must take the described action prior to the start of the Annual Meeting. Once voting on a particular matter is completed at the Annual Meeting, a shareholder will not be able to revoke his or her proxy or to change his or her vote as to that matter. Unless a shareholder’s proxy is so revoked or changed, the shares of common stock represented by each proxy received by the Company will be voted at the Annual Meeting and at any adjournments or postponements thereof. If a shareholder’s shares of common stock are held in street name by a broker, bank or other financial institution, such shareholder must contact it to change his or her vote.

All shares represented by proxies will be voted for the election of the nominees for the Board of Directors named in this proxy statement, for the Say on Pay Proposal, for a one year frequency on the Say on Frequency Proposal, and for the ratification of the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, (“PBTK”) as the Company’s independent registered public accounting firm for the 2013 fiscal year, unless a contrary choice is specified. If any nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. A “withheld” vote will be counted for purposes of determining whether there is a quorum, but will not be voted in favor of the nominee with respect to whom authority has been withheld. A proxy voted “abstain” will not be voted, although it will be considered present and entitled to vote, and thus for Proposal Four, an abstention has the same effect as a negative vote. A broker non-vote is treated as present for purposes of determining a quorum, but will not be counted as shares entitled to vote and will have no effect on the result of the vote.

Effect of Not Casting Your Vote.    If you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors (Proposal One), the Say on Pay Proposal (Proposal Two), or the Say on Frequency Proposal (Proposal Three), no votes will be cast on your behalf in that proposal. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Four). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

The Board of Directors unanimously recommends that you vote “FOR” the election of all nominees for the Board of Directors named in this proxy statement; “FOR” the Say on Pay Proposal; “ONE YEAR” for the Say on Frequency Proposal; and “FOR” the ratification of the appointment of PBTK as our independent registered public accounting firm for the 2013 fiscal year.

While the Board of Directors knows of no other matters to be presented at the Annual Meeting or any adjournment or postponements thereof, all proxies returned to the Company will be voted on any such matter in accordance with the judgment of the proxy holders.

PROPOSAL FOR ELECTION OF DIRECTORS
(Proposal One)

Our Board of Directors currently consists of six directors, including one director (Richard D. White) who is not standing for re-election. The remaining directors have been nominated for election by the Board of Directors. If elected, each nominee will hold office until the next Annual Meeting of the shareholders, or until his successor is elected and shall have been qualified. All nominees have consented to be named and have indicated their intention to serve as members of the Board of Directors, if elected. The number of members constituting our Board of Directors has been previously set by shareholders at seven. The existing vacancy on the Board of Directors results from a prior resignation of a director. Notwithstanding the vacancies on the Board of Directors, proxies cannot be voted for more than five individuals, which number represents the number of nominees named by the Board of Directors.

The biographies of each of the nominees below contains information each director has given us regarding the person’s service as a director, business experience and director positions held currently or at any time during the last five years. In addition, we describe below the experiences, qualifications, attributes or skills that caused the Corporate Governance Committee and the Board of Directors to determine that the person should serve as a director for the Company.

Name and Age of Director	Principal Occupation, Business Experience For Past Five Years and Directorships of Public Companies	Director Since
Lyle Berman Age 71
Chairman of the Board and Chief Executive Officer of Lakes Entertainment, Inc. since June 1998 and Chairman of the Board of Directors of Grand Casinos, Inc. (the predecessor to Lakes) from October 1991 through December 1998. Mr. Berman served as President of Lakes from November 1999 until May 2003. Mr. Berman has also served as the Executive Chairman of the Board of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) from its inception in February 2002, and had served as its Chief Executive Officer from February 25, 2005 until April 1, 2005. Mr. Berman has also been Chairman of the Board of PokerTek, Inc. since January 2005. Mr. Berman also served as Chief Executive Officer of Rainforest Café, Inc. from February 1993 until December 2000. We believe Mr. Berman’s qualifications to sit on our Board of Directors include his over 30 years of experience in the casino industry, including serving as our Chairman and Chief Executive Officer since 1998, his extensive executive experience running large national companies, and his particular strengths in strategic operations and strategy, food and beverage, and retail sales.
		1998

Timothy J. Cope Age 61
President of Lakes Entertainment, Inc. since May 2003 and Chief Financial Officer, Treasurer, and a director of Lakes Entertainment since June 1998. Mr. Cope served as a director of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) from March 2002 through May 2009. Mr. Cope served as Secretary of Lakes Entertainment, Inc. from June 1998 through December 2007. Mr. Cope served as an Executive Vice President of Lakes Entertainment, Inc. from June 1998 until May 2003. Mr. Cope held the positions of Executive Vice President, Chief Financial Officer and Director of Grand Casinos, Inc. from 1993 through 1998. We believe Mr. Cope’s qualifications to sit on our Board of Directors include over 30 years of experience in the casino industry, including more than 14 years as an officer of our company. He also has extensive experience in corporate finance, strategic planning, public company financial reporting and gaming operations.
		1998

Neil I. Sell Age 71	Director of Lakes Entertainment, Inc. since June 1998. Since 1968, Mr. Sell has been engaged in the practice of law in Minneapolis, Minnesota with the firm of Maslon Edelman Borman & Brand, LLP, which in the past, had rendered legal services to Lakes. We believe Mr. Sell’s qualifications to sit on our Board of Directors include his over 40 years of practicing law combined with his extensive experience in corporate legal and corporate governance matters.	1998

Ray M. Moberg Age 64	Director of Lakes Entertainment, Inc. since December 2003. Mr. Moberg retired from Ernst & Young in 2003 after serving for 33 years, including as managing partner of its Reno office from 1987 until his retirement. Mr. Moberg also served as a director of WPT Enterprises, Inc. (now known as Emerald Oil, Inc.) until April 2010. We believe Mr. Moberg’s qualifications to sit on our Board of Directors include his financial expertise and his years of experience providing strategic advisory services to complex organizations.	2003

Larry C. Barenbaum Age 66
Director of Lakes Entertainment, Inc. since February 2006. Mr. Barenbaum served as Chief Executive Officer of Christopher & Banks Corporation, a publicly held national specialty retailer of women’s apparel, from January 2011 until February 2012. Mr. Barenbaum served on the Christopher & Banks Corporation Board from March 1992 until February 2012. Since November 1991, Mr. Barenbaum has been engaged in investment activities and has provided consulting services to various companies in the specialty retail and services industry. We believe Mr. Barenbaum’s qualifications to sit on our Board of Directors include his extensive experience in the sales and marketing area.
		2006

EXECUTIVE COMPENSATION

Elements of Compensation

For the fiscal year ended December 30, 2012, referred to as fiscal 2012, the principal components of compensation for our only two named executive officers, Lyle Berman (Chief Executive Officer), and Timothy J. Cope (President) (“Named Executive Officers”), included base salary, annual incentive bonus compensation and long term equity incentives.

Base Salary.    The base salaries of Lyle Berman and Timothy J. Cope were established in their respective employment agreements. Their base salaries were not increased in fiscal 2012. We use base salary to recognize the experience, skills, knowledge and responsibilities required of our Named Executive Officers in their roles. The Compensation Committee (“Committee”) reviews each Named Executive Officer’s salary and makes adjustments, as appropriate. The Committee also considers a number of factors including market data taken from the public filings of public companies in the gaming industry, internal review of the executive’s compensation (both individually and relative to other executives), level of the executive’s responsibility, and individual performance of the executive. Consistent with fiscal 2011 base salaries, the base salaries of the Named Executive Officers continued to be the largest portion of the Name Executive Officers’ compensation in fiscal 2012.

We and the Committee believed that the base salaries of the Named Executive Officers for fiscal 2012 were at acceptable market rates.

Annual Incentive Cash Bonus.    Annual incentive cash bonuses are intended to reward individual and Company performance during the year. The annual incentive cash bonuses range is 0% — 80% of the Named Executive Officer’s base salary. The bonuses are determined on a discretionary basis by the Committee based on the performance of the Company and the Named Executive Officer for the completed fiscal year. The annual incentive cash bonus awards made to Named Executive Officers in March 2013 for performance in fiscal 2012 are reflected in the Summary Compensation Table. The Committee approved these discretionary annual incentive cash bonuses due to achievement of strategic fiscal 2012 corporate goals. The annual incentive bonus program is reviewed annually by the Committee to determine whether it is achieving its intended purpose. We and the Committee believe it achieved its purpose in 2012.

Long-Term Equity Incentive.    The Company traditionally uses stock options and restricted stock units to motivate our Named Executive Officers to increase long-term shareholder value. The Committee will consider providing other forms of equity-based compensation awards to Named Executive Officers under the 2007 Stock Option and Compensation Plan, referred to as the 2007 Plan, which may be subject to performance goals, rather than just in the form of stock option grants. Grants of equity-based awards to Named Executive Officers under the 2007 Plan are made from time to time at regularly scheduled meetings of the Committee in line with our past practices. In 2009, the Committee granted restricted stock units to Named Executive Officers in addition to stock options. Awards may not necessarily be made each year if the Committee decides that the Company’s strategic and financial performance does not merit awards or the Committee believes that the Named Executive Officer has received a sufficient amount of equity-based awards. In anticipation of the expected future requirements under the Dodd-Frank Act, the option grants since October 2010 include a recoupment or “claw back” provision.

Personal Benefits and Perquisites.    Mr. Berman and Mr. Cope have personal benefits and perquisites provided under their respective employment agreements. Both agreements were negotiated and executed February 15, 2006, and amended effective February 15, 2009. The Company and the Committee believe that the benefits and perquisites are reasonable and consistent with the compensation program to better enable the Company to retain superior employees for key positions. These two officers were allowed personal use of the Company’s aircraft until the lease for the aircraft was terminated in November 2011 and are provided term life and disability insurance coverage paid by the Company. The value of these benefits and perquisites is set forth in the Summary Compensation Table.

Post-Termination Benefits.    Mr. Berman and Mr. Cope have post-termination benefits as provided in their respective employment agreements. See “Potential Payments Upon Termination or Change-In Control” for a discussion of those benefits. We provided these benefits to Mr. Berman and Mr. Cope as they were included in the compensation package they negotiated as part of their employment agreements.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the last two fiscal years awarded to or earned by (i) each individual that served as our Chief Executive Officer during fiscal 2012 and (ii) our only other individual who served as an executive officer of the Company during and at the end of fiscal 2012. The Chief Executive Officer and the other executive officer listed below are collectively referred to in this proxy statement as the Named Executive Officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)		Total ($)
Lyle Berman,	2012	500,000	100,000	—	—	83,328	(2)	683,328
Chairman of the Board, Chief Executive Officer	2011	500,000	100,000	—	—	199,049		799,049

Timothy J. Cope,	2012	350,000	70,000	—	—	23,885	(3)	443,885
President, Chief Financial Officer and Treasurer	2011	350,000	70,000	—	—	23,411		443,411

(1)	Includes cash compensation deferred at the election of the executive officer under the terms of the Company’s 401(k) Savings Incentive Plan.

(2)
Amount  includes payment by the Company of term life and executive disability insurance premiums of approximately $66,328, matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan of $9,800, and travel and expense allowance of $7,200.

(3)
Amount includes matching contributions by the Company under the Company’s 401(k) Savings Incentive Plan of $9,800, payment by the Company of term life and executive disability insurance premiums of approximately $6,885 and travel and expense allowance of $7,200.

Employment Agreements for Chief Executive Officer and President.    The Company entered into employment agreements dated as of February 15, 2006 with Lyle Berman and Timothy J. Cope to employ them as members of the Company’s senior management. Under the agreements, the Named Executive Officers are required to perform such duties as may be designated by the Company’s Board of Directors from time to time. Each agreement had an initial term of 36 months and both agreements were amended in 2009 for an additional 36 month term, which commenced February 15, 2009. The term of each agreement automatically extends for successive one-year periods unless at least 60 days prior to the end of a term, the Company or the Named Executive Officer gives notice to the other of an election to terminate the agreement at the end of the current term. Each agreement was automatically extended until February 15, 2014. In addition, the agreement may be terminated (a) upon the death or disability (as defined in the agreement) of the Named Executive Officer; (b) by the Company for cause (as defined in the agreement); (c) by the Company without cause; (d) as a result of a constructive termination (as defined in the agreement); or (e) by the Named Executive Officer at any time upon providing 60 days advance written notice to the Company. Under the terms of the agreements, Mr. Berman and Mr. Cope receive a base salary of $500,000 and $350,000, respectively, or such other amount as may be determined by the Company in its sole discretion, and a monthly travel and expense fee in the amount of $600. They are also entitled to participate in Lakes’ discretionary incentive compensation program and to receive other benefits provided by the Company to senior executives. Each employment agreement also contains customary confidentiality provisions and a two-year post-employment non-solicitation covenant. Each employment agreement also contains an arbitration clause.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to equity awards outstanding at the end of fiscal 2012 for each Named Executive Officer.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Lyle Berman	30,000	—		3.25	1/28/2019
	234,809	—		3.40	9/22/2019
	11,200	7,467	(1)	3.40	9/22/2019
	53,333	26,667	(2)	1.89	10/15/2020

Timothy J. Cope	30,000	—		3.25	1/28/2019
	117,404	—		3.40	9/22/2019
	11,200	7,467	(1)	3.40	9/22/2019
	53,333	26,667	(2)	1.89	10/15/2020

(1)
This option vests 20% each year, beginning on the first anniversary of the date of grant of September 22, 2010. For each Named Executive Officer, options to purchase 3,733 shares will vest on September 22, 2013 and options to purchase 3,734 shares will vest on September 22, 2014.

(2)
This option vests one third each year beginning on the first anniversary of the date of grant of October 15, 2011. For each Named Executive Officer, options to purchase 26,667 shares will vest on October 15, 2013.

Potential Payments Upon Termination or Change-In-Control

The table below describes the potential payments and benefits payable to each of the Named Executive Officers who have employment agreements with the Company upon termination of employment due to disability, by the Company without cause, due to a constructive discharge, due to the Named Executive Officer’s voluntary resignation, by the Company with cause, expiration of the initial or renewal term of the Named Executive Officer’s employment agreement, and involuntary termination within two years following a change-in-control. The amounts shown in the table assume that such termination was effective as of December 30, 2012 and includes all amounts earned through that date and are estimates of the amounts that would be paid out to the Named Executive Officers upon their termination of employment. The actual amounts to be paid out can only be determined at the time a Named Executive Officer in fact terminates employment with the Company.

Named Executive Officer; Termination Event	Cash Severance Payment ($)	Continuation of Medical and Dental Benefits (Present Value) ($)	Acceleration and Continuation of Options (Unamortized Expense as of 12/30/2012) ($)	Excise Tax Gross-Up ($)	Total Termination Benefits ($)
Lyle Berman
— Disability	250,000	9,078	49,811	87,509	396,398
— Involuntary Termination without Cause	600,000	18,156	49,811	308,385	976,352
— Constructive Discharge	600,000	18,156	49,811	308,385	976,352
— Voluntary Termination	—	—	49,811	—	49,811
— For Cause Termination	—	—	49,811	—	49,811
— Expiration of Term	—	—	49,811	—	49,811
— Involuntary Termination after Change-in-Control	1,381,000	—	49,811	908,248	2,339,059
Timothy J. Cope
— Disability	175,000	15,036	49,811	103,313	343,160
— Involuntary Termination without Cause	420,000	30,072	49,811	341,608	841,491
— Constructive Discharge	420,000	30,072	49,811	341,608	841,491
— Voluntary Termination	—	—	49,811	—	49,811
— For Cause Termination	—	—	49,811	—	49,811
— Expiration of Term	—	—	49,811	—	49,811
— Involuntary Termination after Change-in-Control	947,000	—	49,811	834,648	1,831,459

Regular Benefits.    The amounts shown in the above table do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include payment of accrued, but unused vacation pay.

Death.    A termination of employment due to death does not entitle the Named Executive Officers to any payments or benefits that are not available to salaried employees generally.

Disability.    Each of the employment agreements for Mr. Berman and Mr. Cope provides that if the agreement is terminated due to the executive’s disability, the executive would be entitled to receive an amount equal to six months of his then base salary and the continuation of medical and dental benefits for the executive and his dependents during the six months following any such termination.

Involuntary Termination without Cause or Constructive Discharge.    If either Mr. Berman or Mr. Cope is terminated without cause or through constructive discharge, he would be entitled to:

•	base salary (including any accrued vacation) through the termination date;

•	severance benefits equal to the accrued and unpaid base salary for 12 months, or for the period of time remaining in the term of employment, whichever is longer;

•
equivalent of bonus or incentive compensation (based upon the average bonus percentage rate for the two fiscal years of the Company preceding such termination) for 12 months, or for the period of time remaining in the term of the employment agreement, whichever is longer;

•	all medical and dental insurance benefits during the severance period; and

•
all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which executive ceases to be employed by the Company.

Involuntary Termination after Change-in-Control.    If the employment of Mr. Berman or Mr. Cope is terminated without cause or due to constructive discharge within two years following a change-in-control, he would be entitled to:

•	all compensation due and payable to, or accrued for, the benefit of the executive as of the date of termination;

•
a lump sum payment equal to two times the executive’s annual compensation (which is defined as the executive’s (i) annual base salary plus annual bonus or incentive compensation computed at par levels, (ii) an amount equal to the annual cost to executive of obtaining annual health care coverage comparable to that currently provided by the Company, (iii) an amount equal to any normal matching contributions made by the Company on executive’s behalf in the Company’s 401(k) plan, (iv) annual automobile allowance, if any, and (v) an amount equal to the annual cost to the executive of obtaining life insurance and insurance coverage for accidental death and disability insurance comparable to that provided by the Company);

•
all outstanding options to purchase shares of stock in the Company immediately vest and become immediately exercisable for two years after the date on which executive ceases to be employed by the Company;

•	the Company must use its best efforts to convert any then existing life insurance and accidental death and disability insurance policies to individual policies in the name of the executive; and

•
if payments are made to the executive, or the value of other benefits received by the executive, in connection with the change of control exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee, the costs of this excise tax, including related tax gross-ups, will be borne by the Company.

In exchange for these payments, Mr. Berman and Mr. Cope are subject to non-solicitation covenants covering the Company’s employees, persons or entities that are doing business with the Company, and anyone that is an active prospect to do business with the Company, for a period of two years following termination of employment with the Company.

Stock Option Acceleration and Continuation.    Upon the termination of the employment of Mr. Berman or Mr. Cope for any reason, including death, disability, expiration of the initial term, nonrenewal, termination by the Company with or without cause, termination by the executive with notice, due to a constructive discharge or within two years of a change of control, all stock options held by the executive immediately vest and become immediately exercisable by the executive or his legal representative for a period of two years following the date of termination of the executive’s employment.

Excise Tax Gross-Up.    If payments are made to Mr. Berman or Mr. Cope, or the value of other benefits received by them, in connection with the change-in-control exceed certain limits, Section 280G of the Internal Revenue Code imposes an excise tax on the employee. The costs of this excise tax, including related tax gross-ups, will be borne by the Company.

Executive Officers of Lakes Entertainment

The table below lists the executive officers of the Company as of December 30, 2012:

Name	Age	Position(s) with Lakes Entertainment
Lyle Berman	71	See Proposal One (Election of Directors) above.
Timothy J. Cope	61	See Proposal One (Election of Directors) above.

DIRECTOR COMPENSATION

The following table sets forth the cash and non-cash compensation for fiscal 2012 awarded to or earned by each of our directors who is not also a Named Executive Officer.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Neil I. Sell	69,000	—	—	—	69,000
Ray M. Moberg	85,000	—	—	—	85,000
Larry C. Barenbaum	77,000	—	—	—	77,000
Richard D. White	77,000	—	—	—	77,000

(1)
We pay an annual fee of $50,000 to each of our directors who is not otherwise employed by us or our subsidiaries, referred to as a non-employee director. We also pay each non-employee director a fee of $1,000 for each meeting of the Board of Directors attended and $1,000 for each committee meeting that the Board of Directors attended. We also pay the Chairman of our Audit Committee an additional annual fee of $10,000 for serving in such capacity.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors is currently comprised of the five members identified under Proposal One (Proposal for Election of Directors), and Richard D. White, who is not standing for re-election. The following current directors, which constitute a majority of the Board of Directors, are “independent directors” as such term is defined in The NASDAQ Stock Market’s listing standards, referred to as Nasdaq listing standards: Larry C. Barenbaum, Ray M. Moberg, Neil I. Sell and Richard D. White. The independent directors met without management present at substantially all meetings of the Board of Directors.

The Board of Directors has established an Audit Committee, a Corporate Governance Committee and a Compensation Committee. The Board of Directors held 15 meetings during fiscal 2012. None of our directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal 2012, and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

Ability of Shareholders to Communicate with the Company’s Board of Directors

We have established several means for shareholders and others to communicate with our Board of Directors. If a shareholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the chairperson of the Audit Committee in care of our Secretary at our corporate office address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to a member of the Corporate Governance Committee in care of our Secretary at our corporate office address. If a shareholder is unsure as to which category the concern relates, the shareholder may communicate it to any one of the independent directors in care of our Secretary at our corporate office address. All such shareholder communications will be forwarded to the applicable director(s).

Director Attendance at Annual Meetings of Shareholders

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company’s Annual Meeting of shareholders but the Company does encourage its Board members to attend such meetings. All of our directors attended the Company’s 2012 annual meeting of shareholders.

Board of Directors’ Role in Risk Oversight

It is the job of our chief executive officer, president, chief financial officer, general counsel, and other members of our senior management to identify, assess, and manage our exposure to risk. The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted primarily by the full Board of Directors as well as through committees. The Board of Directors satisfies this responsibility through regular reports directly from officers responsible for oversight of particular risks within the Company.

Executive Chairman

The Board of Directors currently combines the role of Chairman of the Board with the role of Chief Executive Officer. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman and CEO roles fosters clear accountability, effective decision-making and alignment on corporate strategy. The Board of Directors has not appointed a lead independent director.

Audit Committee of the Board of Directors

The Board of Directors has established a three-member Audit Committee that consists of Larry C. Barenbaum, Richard D. White and Ray M. Moberg, who is the chairperson of the Audit Committee. The Audit Committee operates under an amended and restated written charter adopted by the Board of Directors on April 11, 2011. The primary functions of the Audit Committee are (i) to serve as an independent and objective party to monitor our financial reporting process and internal control system, (ii) to review and appraise the audit efforts of our independent auditors, and (iii) to provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors. The charter also requires that the Audit Committee (or designated members of the Audit Committee) review and pre-approve the performance of all audit and non-audit accounting services to be performed by our independent registered public accounting firm (auditors), other than certain de minimus exceptions permitted by Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee held six meetings during fiscal year 2012. The Audit Committee also held executive sessions on several occasions during the year where Company management was not present.

The Board of Directors has determined that at least one member of the Audit Committee, Mr. Moberg, is an “Audit Committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended. In addition, each member of the Audit Committee is an “independent director,” as such term is defined in the Nasdaq listing standards. The Board of Directors has also determined that each of the Audit Committee members is able to read and understand fundamental financial statements and that at least one member of the Audit Committee has past employment experience in finance or accounting.

Report of the Audit Committee

The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. In connection with these responsibilities, the Audit Committee has reviewed audited financial statements of Lakes Entertainment, Inc. for fiscal 2012 and discussed them with management.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as adopted and amended by the Public Company Accounting Oversight Board under Rule 3200T.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed the independent registered public accounting firm’s independence with the independent auditors.

The Audit Committee, based on the review and discussions described above, recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal 2012.

This report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference into such other filings.

AUDIT COMMITTEE

Larry C. Barenbaum
Ray M. Moberg
Richard D. White

Corporate Governance Committee of the Board of Directors

The Board of Directors has established a two-member corporate Governance Committee that consists of Neil I. Sell and Richard D. White, each of whom satisfies the independence requirements of the Nasdaq listing standards. The Corporate Governance Committee held two meetings during fiscal year 2012.

The primary role of the Corporate Governance Committee is to (1) develop the overall corporate governance policies for the Company and (2) consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board of Directors, including establishing criteria for Board of Directors membership and considering, recruiting and recommending candidates (including those recommended by shareholders) to fill new Board of Directors positions. The Corporate Governance Committee (or a subcommittee thereof) recruits and considers director candidates and presents qualified candidates to the full Board of Directors for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.

The Corporate Governance Committee will consider each candidate’s general business and industry experience, his or her ability to act on behalf of shareholders, overall Board of Directors diversity, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board of Directors nominees. Additionally, the Board of Directors will consider whether or not the candidate would be found suitable to be issued a gaming license. This is a requirement of continued Board of Directors membership. If the Corporate Governance Committee approves a candidate for further review following an initial screening, the Corporate Governance Committee will establish an interview process for the candidate. Generally, the candidate will meet with the members of the Corporate Governance Committee, along with our Chief Executive Officer and President. Contemporaneously with the interview process, the Corporate Governance Committee will conduct a comprehensive conflicts-of-interest assessment of the candidate. The Corporate Governance Committee will consider reports of the interviews and the conflicts-of-interest assessment to determine whether to recommend the candidate to the full Board of Directors. The Corporate Governance Committee will also take into consideration the candidate’s personal attributes, including, without limitation, personal integrity, loyalty to us and concern for our success and welfare, willingness to apply sound and independent business judgment, awareness of a director’s vital part in good corporate citizenship and image, time available for meetings and consultation on Company matters and willingness to assume broad, fiduciary responsibility. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors on April 25, 2005.

Recommendations for candidates to be considered for election to the Board of Directors at our annual shareholder meetings may be submitted to the Corporate Governance Committee by our shareholders. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the Corporate Governance Committee. In order to make such a recommendation, a shareholder must submit the recommendation in writing to the Corporate Governance Committee, in care of our Secretary at our corporate office address, at least 120 days prior to the mailing date of the previous year’s Annual Meeting proxy statement. To enable the committee to evaluate the candidate’s qualifications, shareholder recommendations must include the following information:

•	The name and address of the nominating shareholder and of the director candidate;

•	A representation that the nominating shareholder is a holder of record of our common stock and entitled to vote at the current year’s Annual Meeting;

•
A description of any arrangements or understandings between the nominating shareholder and the director candidate or candidates being recommended pursuant to which the nomination or nominations are to be made by the shareholder;

•	A resume detailing the educational, professional and other information necessary to determine if the nominee is qualified to hold a Board of Directors position;

•
Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if so elected.

Compensation Committee of the Board of Directors

The Board of Directors has established a two member Compensation Committee that consists of Larry C. Barenbaum and Neil I. Sell, each of whom satisfies the independence requirements of the Nasdaq listing standards. Mr. Barenbaum and Mr. Sell are also “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934 and “outside directors” as defined by Section 162(m) of the Internal Revenue Code. The Compensation Committee operates under a written amended and restated charter adopted by the Board of Directors on February 28, 2011. The Compensation Committee reviews our remuneration policies and practices, makes recommendations to the full Board of Directors in connection with all compensation matters affecting us and administers our incentive compensation plans.

The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant to assist in the evaluation of Named Executive Officer compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority, to the extent it deems necessary or appropriate, to retain other advisors. The Company will provide appropriate funding, as determined by the Compensation Committee, for payment of compensation to any consulting firm or other advisors hired by the Compensation Committee. During the first quarter of 2013 the Company President and Human Resources Department performed a review of all Lakes employee salary levels by position. The review utilized various independent sources and the review findings were reported to the Compensation Committee.

The Compensation Committee meets as often as its members deem necessary to perform the Compensation Committee’s responsibilities but in no event less than twice annually. The chair of the Compensation Committee presides at each meeting. In consultation with the other members of the Compensation Committee, the chair sets the frequency and length of each meeting and the agenda of items to be addressed at each meeting. The chair of the Compensation Committee also ensures that the agenda for each meeting is circulated to each Compensation Committee member in advance of the meeting. In addition, the Compensation Committee makes regular reports to the Board of Directors and proposes any necessary action to the Board of Directors.

In fiscal 2012, the Compensation Committee met on two occasions. The committee members participated in each of those meetings and, where appropriate, management was also present at the meetings. The recommendations of the Compensation Committee for Named Executive Officer compensation for fiscal 2012 were made to the Board of Directors, which subsequently adopted the Compensation Committee’s recommendations without modifications. The Chief Executive Officer does not participate in deliberations concerning, or vote on, the compensation arrangements for himself. Additional information regarding the Compensation Committee’s processes and procedures for establishing and overseeing executive compensation is disclosed under the heading “Executive Compensation — Elements of Compensation.”

Committee Charters and Code of Business Conduct and Ethics

All three Committee charters, as well as the Company’s Code of Business Conduct and Ethics, are available on our website at www.lakesentertainment.com/investors/governance.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION
(Proposal Two)

Section 14A of the Securities Exchange Act requires public companies to conduct a separate shareholder advisory vote on executive compensation as disclosed in the Executive Compensation section, including the compensation tables and related narrative of the annual proxy statement. While this advisory vote, commonly referred to as a “say-on-pay” vote, is non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation programs.

We urge shareholders to carefully read the Executive Compensation section of this proxy statement, which describes the executive compensation paid to our Named Executive Officers. Our Board of Directors and our Compensation Committee believe that the compensation paid to our Named Executive Officers is effective in achieving our compensation objectives.

In accordance with Section 14A of the Securities Exchange Act, we are asking shareholders to approve the following advisory resolution at the 2013 Annual Meeting:

RESOLVED, that the shareholders of Lakes Entertainment, Inc. approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Executive Compensation section, including the compensation tables and the related narrative disclosure in the proxy statement for the Company’s 2013 Annual Meeting.

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Proposal Three)

In addition to the advisory vote on executive compensation discussed in Proposal Two, Section 14A of the Securities Exchange Act requires that, at least once every six years, we present our shareholders the opportunity to vote, on an advisory basis, on the frequency with which we should conduct future advisory votes on executive compensation. By voting on this proposal, you have an opportunity to vote on whether you would prefer that we conduct future advisory votes on executive compensation once every year, once every two years or once every three years. Shareholders may, if they wish, abstain from casting a vote on this proposal.

The Board of Directors has determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board of Directors believes that an annual vote is therefore consistent with the Company’s efforts to engage in an ongoing dialogue with our shareholders on executive compensation and corporate governance matters. The Company recognizes that the shareholders may have different views on this issue, and therefore we look forward to hearing from our shareholders as to their preferences on the frequency of an advisory vote on executive compensation.

You may cast a vote on your preferred voting frequency by selecting the option of one year, two years or three years (or abstaining) when voting in response to the resolution set forth below.

RESOLVED, that the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s Named Executive Officers as set forth in the proxy statement should be every year, every two years or every three years.

This vote is advisory and not binding on us or the Board of Directors in any way. However, the Board of Directors and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation. The Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

PROPOSAL TO RATIFY THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal Four)

Our Board of Directors and management are committed to the quality, integrity and transparency of our financial reports. Independent registered public accounting firms play an important part in our system of financial control. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Piercy Bowler Taylor & Kern, Certified Public Accountants, referred to herein as PBTK, as our independent registered public accounting firm for the 2013 fiscal year. Although it is not required to do so, the Audit Committee and the full Board of Directors wishes to submit the appointment of PBTK for shareholder ratification at the Annual Meeting. Representatives of PBTK are expected to be present at the Annual Meeting to answer your questions and to make a statement if they desire to do so.

If the shareholders do not ratify the appointment of PBTK, the Audit Committee may reconsider its selection, but is not required to do so. Even if the shareholders ratify the appointment of PBTK at the Annual Meeting, the Audit Committee, in its sole discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year without notice to, or the consent of, the shareholders, if the Audit Committee determines that such a change would be in our best interests and the best interests of our shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

The following table presents fees for professional audit and other services rendered by PBTK during fiscal 2012 and fiscal 2011.

	Fees for 2012	Fees for 2011
Audit Fees(1)	$210,922	$205,655
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$210,922	$205,655

(1)
Audit fees consisted principally of quarterly reviews and annual audits of the Company’s consolidated financial statements. This amount also includes the issuance of consents and review of documents filed with the SEC.

The Audit Committee of the Board of Directors has reviewed the fees billed by PBTK during fiscal year 2012 and, after consideration, has determined that the receipt of these fees by PBTK is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with PBTK and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC, including those designed to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval of Audit and Non-Audit Services

As permitted under applicable law, our Audit Committee may pre-approve from time to time certain types of services, including tax services, to be provided by our independent registered public accounting firm. As provided in the charter of the Audit Committee, and in order to maintain control and oversight over the services provided by our independent registered public accounting firm, it is the policy of the Audit Committee to pre-approve all audit and non-audit services to be provided by the independent registered public accounting firm (other than with respect to de minimus exceptions permitted by the Sarbanes-Oxley Act of 2002), and not to engage the independent registered public accounting firm to provide any non-audit services prohibited by law or regulation. For administrative convenience, the Audit Committee may delegate pre-approval authority to Audit Committee members who are also independent members of the Board of Directors, but any decision by such a member on pre-approval must be reported to the full Audit Committee at its next regularly scheduled meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of the close of business on April 10, 2013, the Record Date, there were 26,440,936 shares of our common stock issued and outstanding, which is the only class of capital stock entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote on all matters put to a vote of shareholders.

The following table sets forth certain information regarding the beneficial ownership of our common stock by (i) all persons known by us to be the owner (or deemed to be the owner pursuant to the rules and regulations of the SEC), of record or beneficially, of more than 5% of our outstanding common stock, (ii) each of the directors and nominees for election to the Board of Directors, (iii) each Named Executive Officer, and (iv) all directors and executive officers as a group, in each case based upon beneficial ownership reporting of our common stock as of such date. Except as otherwise indicated, the information is given as of the Record Date, the mailing address of each shareholder is 130 Cheshire Lane, Minnetonka, Minnesota 55305, and each shareholder has sole voting and investment power with respect to the shares beneficially owned.

Name	Shares of Lakes Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(8)
Lyle Berman(1)	4,736,814	17.7%
Timothy J. Cope(2)	339,579	1.3
Larry C. Barenbaum(3)	21,108	*
Ray M. Moberg(4)	49,661	*
Neil I. Sell(5)	2,543,451	9.6
Richard D. White(6)	21,960	*
All Lakes Entertainment, Inc. Directors and Executive Officers as a Group (6 people including the foregoing)(7)	7,712,573	28.5

*	Less than one percent.

(1)
Includes 422,806 shares held by Berman Consulting Corporation, a corporation wholly owned by Mr. Berman, 323,000 shares owned by Mr. Berman through a Berman Consulting Corporation profit sharing plan, 3,661,666 shares owned by Lyle A. Berman Revocable Trust and options to purchase 329,342 shares.

(2)	Includes options to purchase 211,937 shares and 10,000 shares owned by Mr. Cope’s spouse.

(3)	Includes options to purchase 16,108 shares.

(4)	Includes options to purchase 44,661 shares.

(5)
Includes an aggregate of 2,510,391 shares held by four irrevocable trusts for the benefit of Lyle Berman’s children with respect to which Mr. Sell has shared voting and dispositive powers as a co-trustee. Mr. Sell has disclaimed beneficial ownership of such shares. Also includes options to purchase 19,662 shares.

(6)	Includes options to purchase 16,960 shares.

(7)
Includes shares held by corporations controlled by such officers and directors and shares held by trusts of which such officers and directors are trustees. Also includes options to purchase 638,670 shares.

(8)
Shares of our common stock not outstanding but deemed beneficially owned because the respective person or group has the right to acquire them as of the Record Date, or within 60 days of such date, are treated as outstanding for purposes of calculating the percentage of common stock outstanding for such person or group.

The foregoing footnotes are provided for informational purposes only and each person disclaims beneficial ownership of shares owned by any member of his or her family or held in trust for any other person, including family members.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sale of Secured Note to Lyle Berman

In March 2013, the Company sold to Lyle Berman, our Chairman and Chief Executive Officer, a $250,000 secured note from an unrelated third party company in exchange for a cash payment of $150,000 from Mr. Berman. The secured note was in default and related to a fiscal 2012 potential business development opportunity that the Company decided not to pursue.

Review and Approval of Related Party Transactions

Policy.    The Audit Committee is responsible for reviewing and approving (with the concurrence of a majority of the disinterested members of the Board of Directors) any related party and affiliated party transactions as provided in the Amended and Restated Audit Committee Charter adopted by the Board of Directors of the Company on April 11, 2011. In addition, the rules of The Nasdaq Stock Market provide that all related party transactions must be reviewed for conflicts of interest by the Audit Committee. In accordance with policies adopted by the Audit Committee, the following transactions must be presented to the Audit Committee for its review and approval:

1. Any transaction in which (i) the amount involved exceeds $120,000, (ii) the Company was or is to be a participant (within the meaning of Regulation S-K, Item 404(a)), and (iii) a related person (as defined in Regulation S-K, Item 404(a)) has or will have a direct or indirect material interest (within the meaning of Regulation S-K, Item 404(a)).

2. Any contract or other transaction between the Company and one or more directors of the Company, or between the Company and an organization in or of which one or more directors of the Company are directors, officers, or legal representatives or have a material financial interest within the meaning of Minnesota Statutes, Section 302A.255.

Procedure.    In addition to the Company’s Board of Directors complying with the requirements of Minnesota Statutes, Section 302A.255 with respect to any proposed transaction with a potential director’s conflict of interest, all proposed transactions covered by the policy must be approved in advance by a majority of the members of the Audit Committee, along with the concurrence of a majority of the disinterested directors of the Board of Directors. If a proposed transaction covered by the policy involves a member of the Audit Committee, such member may not participate in the Audit Committee’s deliberations concerning, or vote on, such proposed transaction.

Prior to approving any proposed transaction covered by the policy, the following information concerning the proposed transaction will be fully disclosed to the Audit Committee:

1. The names of all parties and participants involved in the proposed transaction, including the relationship of all such parties and participants to the Company and any of its subsidiaries;

2. The basis on which the related person is deemed to be a related person within the meaning of Regulation S-K, Item 404(a), if applicable;

3. The material facts and terms of the proposed transaction.

4. The material facts as to the interest of the related person in the proposed transaction.

5. Any other information that the Audit Committee requests concerning the proposed transaction.

The Audit Committee may require that all or any part of such information be provided to it in writing.

The Audit Committee may approve only those transactions covered by the policy that a majority of the members of the Audit Committee in good faith determine to be (i) fair and reasonable to the Company, (ii) on terms no less favorable than could be obtained by the Company if the proposed transaction did not involve a director or the related person, as the case may be, and (iii) in the best interests of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Section 16(a) forms furnished to us, we believe that all officers, directors and greater than ten percent shareholders met all applicable filing requirements under Section 16(a) during fiscal 2012.

PROPOSALS OF SHAREHOLDERS

To be eligible to include a shareholder proposal in our proxy statement for the 2014 annual meeting of shareholders pursuant to Rule 14a-8 under the Exchange Act, we must receive the shareholder proposal on or before December 24, 2013.

Under our bylaws, a shareholder is eligible to submit a shareholder proposal outside the processes of Rule 14a-8 if the shareholder is of record based on the record date for determining shareholders entitled to vote at the annual meeting. The shareholder also must provide timely notice of the proposal to us. To be timely under our bylaws, we must receive advance notice of the proposal by March 7, 2014 (90 days before June 5, 2014, the anniversary of our 2013 Annual Meeting) or, if the 2014 Annual Meeting date is more than 30 days before or after June 5, 2014, advance notice of the proposal must be received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of the 2014 Annual Meeting. Any shareholder proposal notice must comply with the content and other requirements for such notices specified in our bylaws. In addition, we may exercise our discretion in voting for any proposal not submitted in accordance with our advance notice bylaws that is presented at the shareholders meeting. All written proposals should be submitted to Timothy J. Cope, President, Chief Financial Officer and Treasurer, 130 Cheshire Lane, Minnetonka, Minnesota 55305.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

SEC rules allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside. We believe this rule benefits everyone. It eliminates duplicate mailings that shareholders living at the same address receive, and it reduces our printing and mailing costs.

If your household would like to receive single rather than duplicate mailings in the future, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061. Each shareholder will continue to receive a separate proxy card or Notice. If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees offer shareholders the opportunity to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

Your household may have received a single set of proxy materials this year. If you would like to receive another copy of this year’s proxy materials, please write to Broadridge Investor Communications Solutions, Householding Department, 51 Mercedes Way, Edgewood, New York 11717, or call 800-542-1061.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the proxy, proxy statement and other material that may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by us for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, our officers and regular employees may solicit proxies personally, by telephone, by telegram or by special letter.

OTHER MATTERS

The Board of Directors does not intend to present to the Annual Meeting any other matter not referred to above and does not presently know of any matters that may be presented to the Annual Meeting by others. However, if other matters come before the Annual Meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors

LAKES ENTERTAINMENT, INC.

Timothy J. Cope, President, Chief Financial Officer and Treasurer

ANNUAL MEETING OF SHAREHOLDERS

Lakes Entertainment, Inc. Rocky Gap Casino Resort 16701 Lakeview Rd. NE Flintstone, Maryland

June 5, 2013 3:00 P.M.

LAKES ENTERTAINMENT, INC. FOR ANNUAL MEETING OF SHAREHOLDERS — June 5, 2013	proxy

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting on June 5, 2013.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 4 and “ONE YEAR” for Item 3.

By signing the proxy, you revoke all prior proxies and appoint Lyle Berman and Timothy J. Cope, and each of them with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

LAKES
Entertainment, Inc.

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

COMPANY #

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.eproxy.com/laco
Use the Internet to vote your proxy until 12:00 p.m. (CDT) on June 4, 2013.

PHONE – 1-800-560-1965
Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CDT) on June 4, 2013.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

1. Election of directors: 01 Lyle Berman 02 Timothy J. Cope 03 Neil I. Sell 04 Ray M. Moberg 05 Larry C. Barenbaum

☐ **FOR** all nominees (except as marked to the contrary below) ☐ **WITHHOLD** Vote for all nominees listed

(Instructions: To withhold authority to vote for any individual nominee, write the nominee's name in the box provided to the right.)

3. A non-binding advisory vote on the frequency of an advisory vote on executive compensation ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark box, sign, and indicate changes below: ☐

Date ______________________, 2013

Signature(s) in Box

(Shareholder must sign exactly as the name appears at left. When signed as a corporate officer, executor, administrator, trustee, guardian, etc., please give full title as such. Both joint tenants must sign.)